SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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

                      MORGAN STANLEY                                    MORGAN STANLEY CAPITAL TRUST III
                (Exact Name of Registrant                                   (Exact Name of Registrant
               as Specified in Its Charter)                                     as Specified in its
                         DELAWARE                                              Certificate of Trust)
                (State of Incorporation or                                          DELAWARE
                      Organization)                                          (State of Incorporation
                        36-3145972                                              or Organization)
                     (I.R.S. Employer                                              13-7303060
                   Identification No.)                                           (I.R.S. Employer
                                                                               Identification No.)

----------------------------------------------------

                                                                        ------------------------------------------------
1585 Broadway
New York, New York                                                                       10036
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(Address of Principal Executive Offices)                                              (Zip Code)



If this form relates to the                            If this form relates to the
registration of a class of                             registration of a class of
securities pursuant to Section 12(b) of                securities pursuant to Section 12(g) of the Exchange Act and
the Exchange Act and is effective                      is effective pursuant to General Instruction A.(d), please
pursuant to General Instruction A.(c),                 check the following box.  |   |
please check the following
box.  |X|

Securities Act registration statement file numbers to which this form relates:
333-83616 and 333-83616-01
--------------------------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                                                Name of Each Exchange on Which
to be so Registered                                                Each Class is to be Registered
-------------------                                                ------------------------------

Capital Securities                                                 New York Stock Exchange, Inc.
(and the Guarantee with respect thereto)


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                           ---------------------------
                               (Title of class)



                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrants' Securities to be Registered.

         The classes of securities registered hereby consist of (i) the Capital Securities (the "Capital Securities") representing preferred undivided beneficial interests in the assets of Morgan Stanley Capital Trust III, a statutory trust formed under the laws of the State of Delaware (the "Trust") and (ii) the Guarantee with respect thereto (the "Guarantee") by Morgan Stanley.

         For a description of the Capital Securities and the Guarantee, reference is made to the information set forth under the headings: (a) "Description of Capital Securities" and "Description of Guarantees" in the prospectus relating to the Capital Securities and the Guarantee contained in the Registration Statement on Form S-3 (Registration Nos. 333-83616 and 333-83616-01) filed with the Securities and Exchange Commission (the "Commission") on March 1, 2002, as amended by Amendment No. 1 thereto filed with the Commission on June 11, 2002, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement"), and (b) "Description of Capital Securities" and "Description of Guarantee" in the prospectus supplement which will be filed pursuant to Rule 424(b) of the Act. The above mentioned descriptions contained in the Registration Statement, the prospectus and the prospectus supplement are incorporated herein by reference. Definitive copies of the prospectus supplement describing the Capital Securities and the Guarantee will be filed pursuant to Rule 424(b) under the Act with the Commission and shall be incorporated by reference herein.

Item 2.    Exhibits.

2.1        Registration Statement (see Item 1 above).

2.2 Certificate of Trust of the Trust, dated February 12, 1998 (referenced in Exhibit 4-jj to the Registration Statement, and incorporated by reference to Exhibit 4-d to Registration Statement No. 333-46403).

2.3 Certificate of Amendment of Certificate of Trust of the Trust, dated September 24, 2001 (incorporated by reference to Exhibit 4-kk to the Registration Statement).

2.4 Trust Agreement of the Trust, dated February 12, 1998 (referenced in Exhibit 4-rr to the Registration Statement, and incorporated by reference to Exhibit 4-i to Registration Statement No. 333-46403).

2.5 Amendment No.1, dated as of September 24, 2001, to Trust Agreement of the Trust (incorporated by reference to Exhibit 4-ss to the Registration Statement).

2.6 Form of Amended and Restated Trust Agreement of the Trust to be used in connection with the issuance of the Capital Securities (referenced in Exhibit 4-zz to the Registration Statement, and incorporated by reference to Exhibit 4-l to Registration Statement No. 333-46403).

2.7 Form of Capital Securities Guarantee (referenced in Exhibit 4-ddd to the Registration Statement, and incorporated by reference to
           Exhibit 4-x to Registration Statement No. 333-46403).


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

2.8 Junior Subordinated Indenture, dated March 1, 1998, between Morgan Stanley and The Bank of New York, as trustee (referenced in Exhibit 4-aaa to the Registration Statement, and incorporated by reference to Exhibit 4.1 to Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998).

2.9 Form of Capital Security (referenced in Exhibit 4-bbb to the Registration Statement, and incorporated by reference to Exhibit 4-v to Registration Statement No. 333-46403).

2.10 Form of Junior Subordinated Debenture (referenced in Exhibit 4-ccc to the Registration Statement, and incorporated by reference to
           Exhibit 4-w to Registration Statement No. 333-46403).

2.11 Form of Underwriting Agreement for Capital Securities (incorporated by reference to Exhibit 1-c to the Registration Statement).


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

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  February 24, 2003

                                  MORGAN STANLEY CAPITAL TRUST III

                                  By:   Morgan Stanley
                                        as Depositor


                                  By:   /s/ Alexander C. Frank
                                        ---------------------------
                                        Name:  Alexander C. Frank
                                        Title:  Treasurer


                                  MORGAN STANLEY

                                  By:   /s/ Alexander C. Frank
                                        ----------------------------
                                        Name: Alexander C. Frank
                                        Title:  Treasurer

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